SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of earliest event reported: December 14, 2005,
QLT INC.

(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	000-17082	N/A
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
887 Great Northern Way, Vancouver, B.C. Canada, V5T 4T5

(Address of Principal Executive Offices) (Zip Code)
(604) 707-7000

(Registrant’s telephone number, including area code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01     OTHER EVENTS
     On December 14, 2005, QLT Inc. (the “Company”) issued a news release announcing a partial result in the on-going patent litigation between plaintiff TAP Pharmaceutical Products, Inc. and its co-plaintiffs and defendants QLT USA, Inc. and Sanofi-Synthelabo Inc., a member of the Sanofi-aventis Group. TAP and its co-plaintiffs had sued QLT USA and Sanofi-Synthelabo in 2003 alleging that QLT USA’s Eligard® products infringe a TAP patent which expires in May 2006.
     QLT USA has raised separate defenses of invalidity and unenforceability. In a partial decision, a Chicago federal court jury has decided that the TAP patent in the case is valid. In response to this verdict, QLT USA has made a motion for judgment as a matter of law, seeking to overturn the jury verdict. That motion is still pending before a Chicago federal court judge.
     QLT USA’s defense of unenforceability has not yet been ruled on. This defense, which alleges inequitable conduct by TAP before the U.S. Patent and Trademark Office, will be tried before a Chicago federal court judge. This trial is expected to commence next week.
     The full text of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Number	Description
99.1	Press Release issued by QLT Inc. on December 14, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

QLT INC. (Registrant)
By:	/s/ Cameron Nelson
Cameron Nelson
Chief Financial Officer

Dated:  December 14, 2005